Exhibit 99.1

Zymeworks Announces Appointment of Dr. Neil Gallagher to its Board of Directors

Vancouver, British Columbia (March 28, 2024) – Zymeworks Inc. (Nasdaq: ZYME), a clinical-stage biotechnology company developing a diverse pipeline of novel, multifunctional biotherapeutics to improve the standard of care for difficult-to-treat diseases, today announced the appointment of Dr. Neil Gallagher to its board of directors effective April 2, 2024.

“Dr. Gallagher is the sixth director to join our board of directors in the past twelve months as we continue to refresh and strengthen the Board governance and oversight required for the next stage of the Company’s development and growth,” said Kenneth Galbraith, Chair and Chief Executive Officer of Zymeworks. “His experience and leadership in leading multiple development programs through to global regulatory approval will support our efforts to rapidly advance our ‘5 by 5’ programs into clinical studies and our continued pipeline expansion of novel antibody-drug conjugates and multispecific antibodies in the years ahead.”

“Dr. Gallagher brings more than 20 years of experience in the pharmaceutical and biotechnology sectors in North America and Europe as a leader in drug development in the oncology field, and we are very pleased to welcome him as a member of our board of directors,” said Dr. Susan Mahony, lead independent director of Zymeworks.

“Zymeworks’ dedication to seeking to improve the standard of care for patients with difficult-to-treat cancers and other serious diseases is evident in their innovative approach in developing next-generation product candidates. I am delighted to join the Zymeworks’ team and look forward to sharing my experience as the company advances development of these novel therapies into clinical studies,” said Dr. Gallagher. “Building on the company’s progress to date, we have the potential to deliver differentiated therapies and potentially make a meaningful impact on patient lives.”

Dr. Gallagher currently serves as President and Head, Research & Development at Syndax Pharmaceuticals (Nasdaq: SNDX). As a physician-scientist, trained gynecological oncologist, and research scientist working in cancer biology, he has extensive drug development experience from late pre-clinical to translational research and marketing approval. Dr. Gallagher has directly led or overseen multiple medical product approvals globally, including biologics and small molecules, across several therapeutic areas. Before joining Syndax Pharmaceuticals in 2023, Dr. Gallagher was Head of Development and Chief Medical Officer of AbbVie. He has also served as Vice President and Head, Global Oncology Development at AbbVie and Head of Development, Oncology, and Inflammation at Amgen. Before joining Amgen, he spent 10 years at Novartis in both Europe and the United States, and also held roles at Astex Therapeutics and AstraZeneca. He received an M.D. from Trinity College Dublin and a Ph.D. in Cancer Biology from the University of Birmingham.

Dr. Gallagher was also appointed to serve as a member of the research and development committee of the board of directors.

About Zymeworks Inc.

Zymeworks is a global biotechnology company committed to the discovery, development, and commercialization of novel, multifunctional biotherapeutics. Zymeworks’ mission is to make a meaningful difference in the lives of people impacted by difficult-to-treat cancers and other diseases. The Company’s complementary therapeutic platforms and fully integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly differentiated antibody-based therapeutic candidates. Zymeworks engineered and developed zanidatamab, a HER2-targeted bispecific antibody using the Company’s proprietary Azymetric™ technology. Zymeworks has entered into separate agreements with BeiGene, Ltd. (BeiGene) and Jazz Pharmaceuticals Ireland Limited (Jazz), granting each exclusive rights to develop and commercialize zanidatamab in different territories. Zanidatamab is currently being evaluated in multiple global clinical trials as a potential best-in-class treatment for patients with HER2-expressing cancers. Zymeworks is rapidly advancing a deep pipeline of product candidates based on its experience and capabilities in both antibody drug conjugates and multispecific antibody therapeutics across multiple novel targets in indications that represent areas of significant unmet medical need. In addition to Zymeworks’ wholly owned pipeline, its therapeutic platforms have been further leveraged through strategic partnerships with global biopharmaceutical companies. For information about Zymeworks, visit www.zymeworks.com and follow @ZymeworksInc on X.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” or information within the meaning of the applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this press release include, but are not limited to, statements that relate to potential therapeutic effects and commercial potential of zanidatamab and Zymeworks’ other product candidates; Zymeworks’ clinical development of its product candidates and enrollment in its clinical trials; the ability to advance product candidates into later stages of development; and other information that is not historical information. When used herein, words such as “plan”, “believe”, “expect”, “may”, “continue”, “anticipate”, “potential”, “will”, “progress”, and similar expressions are intended to identify forward-looking statements. In addition, any statements or information that refer to expectations, beliefs, plans, projections, objectives, performance or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking. All forward-looking statements are based upon Zymeworks’ current expectations and various assumptions. Zymeworks believes there is a reasonable basis for its expectations and beliefs, but they are inherently uncertain. Zymeworks may not realize its expectations, and its beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various factors, including, without limitation: clinical trials may not demonstrate safety and efficacy of any of Zymeworks’ or its collaborators’ product candidates; any of Zymeworks’ or its partners’ product candidates may fail in development, may not receive required regulatory approvals, or may be delayed to a point where they are not commercially viable; regulatory agencies may impose additional requirements or delay the initiation of clinical trials; the impact of new or changing laws and regulations; market conditions; and the factors described under “Risk Factors” in Zymeworks’ quarterly and annual reports filed with the Securities and Exchange Commission (copies of which may be obtained at www.sec.gov and www.sedar.com). Although Zymeworks believes that such forward-looking statements are reasonable, there can be no assurance they will prove to be correct. Investors should not place undue reliance on forward-looking statements. The above assumptions, risks and uncertainties are not exhaustive. Forward-looking statements are made as of the date hereof and, except as may be required by law, Zymeworks undertakes no obligation to update, republish, or revise any forward-looking statements to reflect new information, future events or circumstances, or to reflect the occurrences of unanticipated events.

Investor inquiries:

Shrinal Inamdar

Director, Investor Relations

(604) 678-1388

ir@zymeworks.com

Media inquiries:

Diana Papove

Senior Director, Corporate Communications

(604) 678-1388

media@zymeworks.com